                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                       HAVERTY FURNITURE COMPANIES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                        HAVERTY FURNITURE COMPANIES, INC.
                         866 West Peachtree Street, N.W.
                           Atlanta, Georgia 30308-1123


                         ANNUAL MEETING OF STOCKHOLDERS

                                 APRIL 24, 1998


TO THE STOCKHOLDERS:

         Notice is hereby given that the Annual Meeting of Stockholders of Haverty Furniture Companies, Inc., a Maryland corporation (the "Company"), will be held at 11:00 A.M., on Friday, April 24, 1998, at the Harbor Court Hotel, 550 Light Street, Baltimore, Maryland 21202, for the following purposes:

         - To elect eleven directors for terms of one year and until their successors are elected and qualified, three of whom shall be elected by holders of Common Stock and eight of whom shall be elected by holders of Class A Common Stock.

         -        To approve the Company's 1998 Stock Option Plan.

         - To conduct such other business as may properly come before the meeting or any adjournment thereof.

         The Board of Directors has fixed the close of business on March 6, 1998, as the record date for the determination of stockholders entitled to notice of, and to vote at the meeting.

                                    By order of the Board of Directors

                                    /s/ Jenny H. Parker
                                    Jenny H. Parker
                                    Vice President, Finance and
                                    Corporate Secretary

Atlanta, Georgia
March 23, 1998

PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY SO THAT YOUR SHARES WILL BE REPRESENTED. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND PERSONALLY CAST YOUR VOTES.

                        HAVERTY FURNITURE COMPANIES, INC.
                         866 West Peachtree Street, N.W.
                           Atlanta, Georgia 30308-1123

                         ANNUAL MEETING OF STOCKHOLDERS
                                 April 24, 1998

                          ----------------------------
                                 PROXY STATEMENT
                          ----------------------------



         The enclosed proxy is being solicited by the Board of Directors of Haverty Furniture Companies, Inc., for use at the 1998 Annual Meeting of Stockholders to be held on April 24, 1998, and at any and all adjournments or postponements thereof (the "Annual Meeting"). All shares represented by duly furnished proxies will be voted in accordance with the instructions given therein.

         Any proxy given pursuant to this solicitation may be revoked by any stockholder who attends the meeting and gives oral notice of his election to vote in person, without compliance with any other formalities. In addition, any proxy given pursuant to this solicitation may be revoked prior to the meeting by delivering to the Secretary of the Company an instrument revoking it or a duly executed proxy for the same shares bearing a later date. Proxies which are returned properly executed and not revoked will be voted in accordance with the stockholder's directions specified thereon. Where no direction is specified, proxies will be voted FOR each of the matters set forth in the Notice accompanying this proxy statement. Abstentions and broker non-votes will not be counted as votes either in favor of or against the matter with respect to which the abstention or broker non-vote relates; however, with respect to any proposal other than the election of directors, abstentions and broker non-votes would have the effect of a vote against the proposal. All costs of this solicitation will be borne by the Company. In addition to the U.S. mail, proxies may be solicited by officers and employees of the Company, without remuneration, by personal interviews, telephone and facsimile.

         Only stockholders of record at the close of business on March 6, 1998, are entitled to notice of, and to vote at, the meeting. The Annual Report to Stockholders, Notice of Annual Meeting of Stockholders, this Proxy Statement and form of Proxy were first mailed to stockholders of the Company on or about March 23, 1998.

                            OUTSTANDING CAPITAL STOCK

         As of the close of business on March 6, 1998, there were outstanding and entitled to vote at the 1998 Annual Meeting of Stockholders 8,911,356 shares of the Company's $1.00 par value Common Stock and 2,830,043 shares of the Company's $1.00 par value Class A Common Stock, the Company's only outstanding classes of voting securities.

         With respect to all stockholder matters, holders of Common Stock are entitled to one vote for each share held. With respect to the election of directors, holders of Class A Common Stock are entitled to one vote for each share held; on all other matters, holders of Class A Common Stock are entitled to ten votes for each share held.

         The holders of Common Stock and Class A Common Stock vote as separate classes in the election of directors. The holders of Common Stock are entitled to elect 25% of the members of the Board of Directors, or the nearest higher whole number that is at least 25% of the total number of directors standing for election; and holders of Class A Common Stock are entitled to elect 75% of the members of the Board of Directors, or the remaining number of directors standing for election. The Common Stock carries a dividend preference over the Class A Common Stock.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following information is provided with respect to all persons known to the Company to be the beneficial owners of more than five percent (5%) of the Company's Common Stock and/or Class A Common Stock as of February 28, 1998. Unless otherwise indicated, the person or entity shown possesses sole voting and investment powers with respect to the amounts shown.

                                                                            Class A
                                                     Common Stock         Common Stock
                                                     Beneficially         Beneficially
                                                      Owned and            Owned and
Name and Address of                                    Percent              Percent
  Beneficial Owner                                     of Class             of Class
----------------------------------------------------------------------------------------
Rawson Haverty                                            *                742,027 (a)
   866 West Peachtree Street, N.W                                            26.21%
   Atlanta, Georgia 30308-1123

Clarence H. Ridley                                        *                254,205 (b)
   191 Peachtree Street                                                       8.98%
   Atlanta, Georgia 30303

Mrs. Betty Haverty Smith                                  *                231,989 (c)
   158 West Wesley Road, N.W                                                  8.19%
   Atlanta, Georgia 30305

John Rhodes Haverty, M.D                                  *                194,517
   3359 Woodhaven Road, N.W                                                   6.87%
   Atlanta, Georgia 30305

Frank S. McGaughey, Jr                                    *                204,255
   3180 Lemons Ridge                                                          7.21%
   Atlanta, Georgia 30339

The Prudential Insurance Company of America        1,075,000 (d)                *
   751 Broad Street                                    12.14%
   Newark, New Jersey 07102-3777

Dimensional Fund Advisors, Inc.                      638,850 (e)                *
   1299 Ocean Avenue - 11th Floor                       7.22%
   Santa Monica, California 90401

Franklin Resources, Inc.                             561,000 (f)                *
   777 Mariners Island Boulevard                        6.34%
   San Mateo, California 94404

The Capital Group Companies, Inc.                    545,000 (g)                *
   333 South Hope Street                                6.16%
   Los Angeles, California 90071

T. Rowe Price Associates, Inc.                       450,000 (h)                *
   100 East Pratt Street                                5.08%
   Baltimore, Maryland 21202

--------------------

         *        Less than 5% of outstanding shares of class.

--------------------

         (a) Of this amount, Mr. Haverty has shared voting and investment power with respect to 218,767 shares and, in his capacity as Chairman of the Company, shared voting and investment power with respect to 143,375 shares held in the Company's Retirement Plan and Trust.

         (b) Of this amount, Mr. Ridley has shared voting and investment power with respect to 1,327 shares and sole voting power with respect to 61,152 shares.

         (c) Of this amount, Mrs. Smith has shared voting and investment power with respect to 7,360 shares.

         (d) The shares shown were reported to be held beneficially as of 12/31/97 by The Prudential Insurance Company of America in a
                  Schedule 13G filed with the Securities and Exchange Commission. The Prudential Insurance Company of America (a mutual insurance company organized under the laws of the State of New Jersey) is an Insurance Company as defined in Section 3(a)(19) of the Securities Exchange Act of 1934 and an Investment Adviser registered under Section 203 of the Investment Advisers Act of 1940.

         (e) The shares shown were reported to be held beneficially as of 12/31/97 by Dimensional Fund Advisors, Inc. in a Schedule 13G filed with the Securities and Exchange Commission. Dimensional Fund Advisors, Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of the shares shown, all of which shares are held in portfolios of DFA Investment Dimensions Group, Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors Inc. serves as investment manager.
                  Dimensional disclaims beneficial ownership of all such shares.

                  Of the shares shown, Dimensional Fund Advisors, Inc., has sole power to dispose of or to direct disposition of 638,850 shares and sole voting power with respect to 418,450 shares. Persons who are officers of Dimensional Fund Advisors, Inc., also serve as officers of DFA Investment Dimensions Group, Inc. (the "Fund") and The DFA Investment Trust Company (the "Trust"), each an open-end management investment company registered under the Investment Company Act of 1940. In their capacities as officers of the Fund and the Trust, these persons vote 75,900 additional shares which are owned by the Fund and 144,500 shares which are owned by the Trust.

         (f) The shares shown were reported to be held beneficially as of 1/27/98 by one or more open or closed-end investment companies or other managed accounts which are advised by direct and indirect investment advisory subsidiaries (the "Adviser Subsidiaries") of Franklin Resources, Inc. ("FRI"). Such advisory contracts grant to such Adviser Subsidiaries all investment and/or voting power over the securities owned by such advisory clients. Therefore, such Adviser Subsidiaries may be deemed to be , for purposes of Rule 13d-3 under the Securities Exchange Act of 1934, the beneficial owner of the securities covered by this statement.

                  Charles B. Johnson and Rupert H. Johnson, Jr. (the "Principal Shareholders") each own in excess of 10% of the outstanding Common Stock of FRI and are the principal shareholders of FRI. FRI and the Principal Shareholders may be deemed to be, for purposes of Rule 13d-3 under the 1934 Act, the beneficial owner of securities held by persons and entities advised by FRI subsidiaries. FRI, the Principal Shareholders and each of the Adviser Subsidiaries disclaim any economic interest or beneficial ownership in any of the securities covered by this statement.

                  FRI, the Principal Shareholders, and each of the Adviser Subsidiaries are of the view that they are not acting as a "group" for purposes of Section 13(d) under the 1934 Act and that they are not otherwise required to attribute to each other the "beneficial ownership" of securities held by any of them or by any persons or entities advised by FRI subsidiaries. Franklin Advisory Services, Inc. has sole dispositive power with respect to 561,000 shares and sole voting power with respect to 486,500 shares.

         (g) The shares shown were reported to be held beneficially as of 12/31/97 by The Capital Group Companies, Inc. (a Parent Holding Company in accordance with Section 240.13d-1(b)(1)(ii)(G), Capital Research and Management Company (an Investment Adviser registered under Section 203 of the Investment Advisor Act of 1940) and SMALLCAP World Fund, Inc. (an Investment Company registered under Section 8 of the Investment Company Act) in a joint filing of a Schedule 13G with the Securities and Exchange Commission.

                  For purposes of the reporting requirements of the Securities Exchange Act of 1934, The Capital Group Companies, Inc., and Capital Research and Management Company, Inc. are deemed to be beneficial owners of such securities; however they expressly disclaim that they are, in fact, the beneficial owners of such securities.

                  Capital Research and Management Company has sole dispositive power and SMALLCAP World Fund, Inc., has sole voting power with respect to the 545,000 shares shown.

         (h) The shares shown were reported to be held beneficially as of 12/31/97 by T. Rowe Price Associates, Inc. (an Investment Adviser registered under Section 203 of the Investment Advisers Act of 1940) and T. Rowe Price Small CAP Value Fund, Inc. (an Investment Company registered under Section 8 of the Investment Company Act of 1940) in a joint filing of a
                  Schedule 13G with the Securities and Exchange Commission.

                  These securities are owned by various individual and institutional investors including the T. Rowe Price Small CAP Value Fund, Inc. which T. Rowe Price Associates, Inc. (Price Associates) serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

                  Price Associates has sole dispositive power and T. Rowe Price Small Cap Value Fund, Inc., has sole voting power with respect to the 450,000 shares shown.

         The following information is provided with respect to the number of shares of the Company's Common Stock and/or Class A Common Stock beneficially owned as of February 28, 1998, by (i) two directors not standing for reelection,
(ii) two executive officers who are not directors and are named in the Summary Compensation Table and (iii) all executive officers and directors as a group. Unless otherwise indicated, the person or entity shown possesses sole voting and investment powers with respect to the amounts shown.

                                                                 Class A
                                        Common Stock           Common Stock
                                        Beneficially           Beneficially
Name or Number of                         Owned and              Owned and
Persons in Group                           Percent                Percent
                                          of Class               of Class
-----------------------------------------------------------------------------
John Rhodes Haverty, M.D.                 69,632 (a)                194,517
                                             *                        6.87%

William A. Parker, Jr.                    32,130 (b)                  3,000
                                             *                         *

Dennis L. Fink                           107,574 (c)                    --
                                           1.22%

M. Tony Wilkerson                         67,255 (d)                  7,477 (e)
                                             *                         *

17 Executive Officers and              1,176,530 (f)              1,397,636 (g)
Directors as a Group                      13.29%                     49.36%



--------------------

         *        Less than 1% of outstanding shares of class.

--------------------

         (a) This amount includes unexercised options to purchase 16,500 shares.

         (b) This amount includes unexercised options to purchase 16,500 shares.

         (c) This amount includes unexercised options to purchase 94,787 shares.

         (d) This amount includes unexercised options to purchase 45,389 shares.

         (e) Mr. Wilkerson has shared voting and investment power with respect to 120 shares.

         (f) Of this amount, the persons included in this group have shared voting and investment power with respect to 135,664 shares and shared voting power with respect to 156,860 shares which represent the shares held in the Company's 401(k) Plan, and shared voting and investment power with respect to 34,119 shares held in the Company's Retirement Plan and Trust. This amount includes unexercised options to purchase 558,337 shares.

         (g) Of this amount, the persons included in this group have shared voting and investment power with respect to 238,599 shares, sole voting power with respect to 61,152 shares and shared voting and investment power with respect to 143,375 shares held in the Company's Retirement Plan and Trust.

                    PROPOSALS 1 AND 2 - ELECTION OF DIRECTORS

         The Company's Articles of Incorporation, as amended, provide for the Board of Directors to be elected annually, with stockholders of each of the two classes of common stock voting separately by class. The holders of Common Stock of the Company are entitled to elect 25% of the members of the Board of Directors, or the nearest higher whole number that is at least 25% of the total number of directors standing for election; and the holders of Class A Common Stock of the Company are entitled to elect 75% of the members of the Board of Directors, or the remaining number of directors standing for election.

         The Board of Directors has nominated eleven persons for election as directors at the 1998 Annual Meeting of Stockholders, three of whom will be elected by the holders of Common Stock and eight of whom will be elected by the holders of Class A Common Stock.

         Unless otherwise instructed, it is intended that proxies will be voted FOR the election of the eleven nominees named below. A plurality of all votes cast at the meeting by the holders of Class A Common Stock is sufficient for the election of the eight nominees standing for election by the holders of that class. A plurality of all votes cast at the meeting by the holders of Common Stock is sufficient for the election of the three nominees standing for election by the holders of that class.

         Based on information supplied by them, set forth below is certain information concerning the nominees for election by holders of Class A Common Stock and the nominees for election by holders of Common Stock. Unless otherwise indicated, the amounts shown represents the number of shares over which the person has sole voting and investment powers and include, where applicable, shares subject to unexercised options as of February 28, 1998. Ownership which is less than 1% of the total outstanding class is designated with an asterisk (*).

NOMINEES FOR ELECTION BY HOLDERS OF CLASS A COMMON STOCK


                                                                               Security Ownership
                                                                              and Percent of Class
                                                                         -------------------------------
                                                                                              Class A
       Name and Year                                                      Common               Common
 First Became a Director        Age        Principal Occupation            Stock               Stock
--------------------------------------------------------------------------------------------------------
Rawson Haverty (a)              77     Chairman of the Board of           273,897 (b)         742,027 (c)
      1947                             Company since 1984;                  3.09%              26.21%
                                       President (1955-1984) and
                                       Chief Executive Officer
                                       (1955-1990)

Clarence H. Ridley (d)          55     Partner of King &                  19,555 (e)          254,205 (f)
      1979                             Spalding,                             *                  8.98%
                                       Attorneys, since 1977

Fred J. Bates                   62     Regional Manager and               51,935 (g)           39,823
      1981                             General Manager of                    *                  1.41%
                                       Company's Dallas, Texas,
                                       operations since 1979

                                                                               Security Ownership
                                                                              and Percent of Class
                                                                         ---------------------------------
                                                                                               Class A
       Name and Year                                                              Common       Common
 First Became a Director        Age          Principal Occupation                 Stock         Stock
----------------------------------------------------------------------------------------------------------

John E. Slater, Jr.             63           President and Chief                 117,413 (h)    15,960 (i)
      1983                                   Executive Officer of                  1.33%           *
                                             Company since 1994;
                                             Executive Vice President
                                             (1993-1994) and Chief
                                             Operating Officer (1992-
                                             1994); Senior Vice
                                             President (1987-1993)

Lynn H. Johnston                67           Retired; Chairman of the            187,815 (j)       300
      1986                                   Board of ING America                  2.12%           *
                                             Life Corporation [formerly
                                             the GeorgiaUS Corporation,
                                             renamed in 1993]
                                             (1983-1994); Chairman of
                                             the Board and Chief
                                             Executive Officer of Life
                                             Insurance Company of
                                             Georgia (1983-1994)

Clarence H. Smith (k)           47           Senior Vice President and            59,357 (l)    42,140 (m)
      1989                                   General Manager, Stores,                *           1.49%
                                             of Company since 1996;
                                             Vice President, Operations
                                             and Development (1994-
                                             1996); Vice President
                                             (1984-1994); Regional
                                             Manager and General
                                             Manager of Company's
                                             Atlanta, Georgia,
                                             operations (1986-1994)

Rawson Haverty, Jr. (n)         41           Vice President, Real Estate          55,382 (o)    86,487 (p)
      1992                                   and Insurance Divisions of              *           3.05%
                                             Company since 1992;
                                             Assistant Secretary (1985-
                                             1993)

Frank S. McGaughey, III         49           Partner of Powell,                   18,534 (q)       --
      1995                                   Goldstein, Frazer &                     *
                                             Murphy, Attorneys, since
                                             1980

         (a) Rawson Haverty is the father of Rawson Haverty, Jr., and uncle of Clarence H. Ridley and Clarence H. Smith.

         (b) Of this amount, Mr. Haverty has shared voting and investment power with respect to 78,308 shares and shared voting power with respect to 34,119 shares held in the Company's Retirement Plan and Trust. This amount includes unexercised options to purchase 95,000 shares.

         (c) Of this amount, Mr. Haverty has shared voting and investment power with respect to 218,767 shares and, in his capacity as Chairman of the Company, has shared voting power with respect to 143,375 shares held in the Company's Retirement Plan and Trust.

         (d) Mr. Ridley is the nephew of Rawson Haverty and first cousin of Clarence H. Smith and Rawson Haverty, Jr.

         (e) Of this amount, Mr. Ridley has shared voting and investment power with respect to 1,327 shares. This amount includes unexercised options to purchase 16,500 shares.

         (f) Of this amount, Mr. Ridley has shared voting and investment power with respect to 1,327 shares and sole voting power with respect to 61,152 shares.

         (g) This amount includes unexercised options to purchase 21,195 shares.

         (h) Of this amount, Mr. Slater has shared voting and investment power with respect to 48,019 shares. This amount includes unexercised options to purchase 69,244 shares.

         (i) Of this amount, Mr. Slater has shared voting and investment power with respect to 15,810 shares.

         (j) Of this amount, Mr. Johnston, in his capacity as Chairman of the Employee Benefits Committee, has voting power with respect to 156,860 shares held in the Company's 401(k) Plan and Trust. This amount includes unexercised options to purchase 16,500 shares.

         (k) Clarence H. Smith is the nephew of Rawson Haverty and first cousin of Clarence H. Ridley and Rawson Haverty, Jr.

         (l) Of this amount, Mr. Smith has shared voting and investment power with respect to 200 shares. This amount includes unexercised options to purchase 37,000 shares.

         (m) Of this amount, Mr. Smith has shared voting and investment power with respect to 625 shares.

         (n) Rawson Haverty, Jr., is the son of Rawson Haverty and first cousin of Clarence H. Ridley and Clarence H. Smith.

         (o) This amount includes unexercised options to purchase 35,000 shares.

         (p) Of this amount, Mr. Haverty has shared voting and investment power with respect to 1,950 shares.

         (q) Of this amount, Mr. McGaughey has shared voting and investment power with respect to 7,810 shares. This amount includes unexercised options to purchase 9,000 shares.

NOMINEES FOR ELECTION BY HOLDERS OF COMMON STOCK


                                                                          Security Ownership
                                                                          and Percent of Class
                                                                     ----------------------------
                                                                                        Class A
      Name and Year                                                   Common             Common
First Became a Director     Age        Principal Occupation           Stock              Stock
-------------------------------------------------------------------------------------------------

Robert R. Woodson (a)       65        Retired; Chairman of the       39,398 (b)          9,000
      1987                            Board of John H. Harland          *                  *
                                      Company (1992 - 1997);
                                      President (1984-1995);
                                      Chief Executive Officer
                                      (1990-1995)

L. Phillip Humann (c)       52        Chairman of the Board of       27,050 (d)           --
      1992                            Directors and Chief               *
                                      Executive Officer,
                                      SunTrust Banks,
                                      Inc. since March 1998;
                                      President (1991 - 1998)

John T. Glover (e)          51        President, Post Properties,     9,224 (f)           --
      1996                            Inc., since 1984                  *

-----------------------

         (a) Mr. Woodson is a director of Allied Holdings, Inc. and John H. Harland Company.

         (b) This amount includes unexercised options to purchase 16,500 shares.

         (c) Mr. Humann is a director of Coca-Cola Enterprises, Inc., Equifax, Inc. and SunTrust Banks, Inc.

         (d) This amount includes unexercised options to purchase 16,500 shares.

         (e)      Mr. Glover is a director of Post Properties, Inc.

         (f) This amount includes unexercised options to purchase 6,000 shares.

BOARD COMMITTEES AND ATTENDANCE

         The Company has a standing Audit Committee composed of John T. Glover, Chairman, Lynn H. Johnston and Frank S. McGaughey, III. The Audit Committee, which held two meetings during fiscal 1997, performs the following functions: recommends independent certified public accountants to be engaged as auditors of the Company; approves the fees of the Company's auditors; reviews with the independent auditors the plan and results of the auditing engagement; reviews the scope and results of the Company's procedures for internal auditing; and reviews the adequacy of the Company's system of internal accounting controls.

         The Executive Committee is composed of Rawson Haverty, Chairman, John
E. Slater, Jr., Clarence H. Ridley, John Rhodes Haverty, M.D. and L. Phillip Humann. The Executive Committee held seven meetings during fiscal 1997.

         The Company has no standing compensation committee; however, the Executive Committee determines salary and bonus arrangements for certain personnel, including the executive officers. See "Report of Executive Committee on Executive Compensation."

         The Company has a Stock Option Committee, composed of non-employee directors appointed by the Board, which serves to administer the Company's qualified and non-qualified stock option plans and the employee stock purchase plan. Present members of the Stock Option Committee are Robert R. Woodson, Chairman, Frank S. McGaughey, III and William A. Parker, Jr. The Stock Option Committee held two meetings during fiscal 1997.

         The Company has a standing Employee Benefits Committee composed of Lynn
H. Johnston, Chairman, John T. Glover and Robert S. Woodson. The Employee Benefits Committee serves as Administrator for all formal employee benefit plans of the Company and also oversees and gives guidance for all other employee benefit programs and policies of the Company. The Employee Benefits Committee held two meetings during fiscal 1997.

         The Company has no standing nominating or other standing committee performing similar functions.

         The Board of Directors held a total of four meetings during fiscal 1997. Each incumbent director, except John Rhodes Haverty, M.D., and William A. Parker, Jr., attended at least 75% of the aggregate of all meetings held by the Board of Directors and by committees of the Board on which the director served during the director's period of service.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, certain officers and persons who own more than 10% of the outstanding Class A Common Stock or Common Stock of the Company, to file with the Securities and Exchange Commission reports of changes in ownership of the Class A Common Stock or Common Stock of the Company held by such persons. Officers, directors and greater than 10% stockholders are also required to furnish the Company with copies of all forms they file under this regulation. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and representations that no other reports were required during the fiscal year ended December 31, 1997, the Company's officers, directors and 10% stockholders complied with all Section 16(a) filing requirements applicable to them.

                             EXECUTIVE COMPENSATION

         The following table provides certain summary information concerning compensation paid or accrued by the Company to or on behalf of the Company's Chief Executive Officer and each of the four other most highly compensated officers of the Company (determined as of the end of the last fiscal year) (hereinafter referred to as the "Named Executive Officers") for the fiscal years ended December 31, 1997, 1996 and 1995.


                                                         SUMMARY COMPENSATION TABLE


                                                                                      Long Term
                                                                                     Compensation
                                          -------------------------------------------------------
                                                   Annual Compensation                   Awards
                                          -------------------------------------------------------
                                                                         Other         Securities        All
                                                                         Annual        Underlying       Other
        Name and                   Year      Salary         Bonus     Compensation      Options      Compensation
   Principal Position                         ($)            ($)          ($)(a)           (#)           ($)(b)
------------------------------------------------------------------------------------------------------------------
  John E. Slater, Jr.              1997     $225,000       275,000       $3,000          50,000        $3,000
   President and Chief             1996      225,000       230,000        3,000          25,000         3,000
   Executive Officer               1995      200,000       250,000        3,000          35,000         3,000
   (since 4/1/94)

  Dennis L. Fink                   1997      180,000       150,000         --            25,000         3,000
   Executive Vice President        1996      180,000       105,000         --            15,000         3,000
   and Chief Financial             1995      170,000       110,000         --            33,750         3,000
   Officer

  M. Tony Wilkerson                1997      150,000       120,000         --            20,000         3,000
   Senior Vice President,          1996      150,000        95,000         --            25,000         3,000
   Marketing                       1995      140,000       100,000         --            10,000         3,000

  Clarence H. Smith                1997      150,000       120,000        3,000          20,000         3,000
   Senior Vice President           1996      140,000        95,000        3,000          10,000         3,000
   and General Manager,            1995      120,000        90,000        3,000          10,000         2,311
   Stores

  Rawson Haverty, Jr.              1997      120,000       100,000        3,000          20,000         3,000
   Vice President, Real            1996      115,000        85,000        3,000          10,000         3,000
   Estate & Insurance              1995      100,000        90,000        3,000          10,000         3,000
   Divisions

--------------------------------

         (a) The amounts shown represent the annual retainer fees paid to those named Executive Officers who are also directors for their services on the Company's Board of Directors. For 1997 and 1996, one-half of the amount shown was paid in shares of the Company's Common Stock equal to one-half of the annual retainer fee as required by the Directors' Compensation Plan adopted by the Board of Directors and approved by stockholders in 1996.

         (b) The amounts shown represent Company contributions to the account of the Named Executive Officer pursuant to the Company's 401(k) Plan.

STOCK OPTION PLANS

         The following table provides certain information concerning individual grants of stock options made under the Company's 1993 Non-Qualified Stock Option Plan during the fiscal year ended December 31, 1997, to each of the Named Executive Officers:


                        OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                 Alternative
                                                                                                  Grant Date
                                                    Individual Grants                             Value (b)
--------------------------------------------------------------------------------------------------------------
                                                % of Total                                        Grant Date
                            Number of            Options                                        Present Value
                           Securities           Granted to                                      (Using Black-
                           Underlying           Employees           Exercise or                 Scholes Option
                             Options            in Fiscal           Base Price    Expiration     Pricing Model)
Name                     Granted (#) (a)           Year            ($ Per Share)      Date            ($)
--------------------------------------------------------------------------------------------------------------
John E. Slater, Jr.          50,000               12.5%             $13.6875       12-18-02         $215,000

Dennis L. Fink               25,000                6.3%              13.6875       12-18-02          107,500

M. Tony Wilkerson            20,000                5.0%              13.6875       12-18-02           86,000

Clarence H. Smith            20,000                5.0%              13.6875       12-18-02           86,000

Rawson Haverty, Jr.          20,000                5.0%              13.6875       12-18-02           86,000

---------------------

         (a) These options vest in annual increments of 30%, 30% and 40% beginning October 21, 1998.

         (b) These amounts are the result of calculations based upon the Black-Scholes pricing model. Actual gains, if any, on stock option exercises are dependent on future performance of the Common Stock and overall market conditions. There can be no assurance that the amounts reflected in this column will be achieved or if achieved, will exist at the time of any option exercise.

                  Assumptions Used for Black-Scholes Model:

                    Grant Date:                   12/18/97            Contractual Term (Years):             5

                    Risk-Free Rate (i):             5.8%              Expected Life (Years):                5

                    Exercise Price:               $13.6875            Dividend Yield:                      2.5%

                    Share Price on Grant Date:    $13.6875            Black-Scholes Option Value:         $4.30

                    Volatility (ii):                34.6%


                  (i) Based on US Stripped Treasury Securities with similar maturities to the expected life of the option terms.

                  (ii) Based on 229 consecutive beginning-of-week stock prices.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

         The following table provides certain information concerning the exercise of stock options during the fiscal year ended December 31, 1997, by the Named Executive Officers and the fiscal year end value of unexercised options held by such persons under the Company's 1988 Incentive Stock Option Plan and 1993 Non-Qualified Stock Option Plan:


                               Options Exercised in 1997                              All Outstanding Options
                          --------------------------------------------------------------------------------------------------------


                                                                   Number of Securities
                                Shares           Value            Underlying Unexercised           Value of Unexercised In-the-
                             Acquired on        Realized            Options at Fiscal                 Money Options at Fiscal
Name                         Exercise (#)         ($)                  Year End (#)                      Year End ($) (a)
----------------------------------------------------------------------------------------------------------------------------------
                                                               Exercisable       Unexercisable      Exercisable      Unexercisable
                                                               -----------       -------------      -----------      -------------

John E. Slater, Jr.              -0-        $     -0-           84,903              67,597          $ 94,688           $ 7,500

Dennis L. Fink                   -0-              -0-           88,753              44,997           102,815            10,938

M. Tony Wilkerson              9,000           67,500           42,714              44,286            48,893            45,358

Clarence H. Smith                -0-              -0-           40,907              25,093            51,509             6,366

Rawson Haverty, Jr.              -0-              -0-           48,163              26,837            65,204             8,546


---------------------

         (a) Dollar values were calculated by determining the difference between the fair market value of the underlying securities at year end and the exercise price of the options.

RETIREMENT PLAN

         The Company maintains a tax-qualified, non-contributory defined benefit retirement plan (the "Retirement Plan"). All employees of the Company are eligible to participate upon completion of one year of service and reaching age
21. Officers are eligible to participate in the Retirement Plan, but directors are not eligible unless they are also full-time employees. Annual contributions to the Retirement Plan are made in amounts determined by the Retirement Plan's actuaries to be sufficient to fund the benefits to be paid and to meet regulatory requirements.

         The Retirement Plan provides for the payment of fixed monthly benefits upon an employee's normal retirement at age 65. Benefits may also be paid upon early retirement as provided in the Retirement Plan. Benefits upon retirement are based upon years of service (up to a maximum of 40 years for calculating such benefits) and final average earnings. "Final average earnings" means the average annual earnings for the five consecutive years in which a participant had the highest earnings during the last ten years of employment. Compensation for purposes of computing annual benefits under the Retirement Plan includes basic salary, wages, overtime pay, bonuses, commissions, amounts contributed to the 401(k) plan by the employee and other direct compensation included in the IRS Form W-2.

         The table below illustrates the estimated annual benefits payable upon retirement under the Retirement Plan to persons in specified years of service and compensation categories. The benefits shown are straight-life annuities and are based upon an assumed retirement during 1998. The compensation amounts shown are compensation in the final year of employment. For purposes of determining final average earnings, a 5% per year increase in earnings was used for prior years.

                                                                 Years of Service
         1997              ------------------------------------------------------------------------------------
     Compensation            15             20             25             30             35          40 or More
     --------------        --------       --------      ---------      ---------      ---------      ----------
     $  50,000            $  5,166       $  6,888     $  8,610       $  10,332      $  12,055      $  13,777
       100,000              12,667         16,889       21,112          25,334         29,556         33,779
       150,000              20,168         26,890       33,613          40,336         47,058         53,781
       200,000 *            27,669         36,892       46,114          55,337         64,560         73,783
       250,000 *            35,169         46,893       58,616          70,339         82,062         93,785
       300,000 *            42,670         56,894       71,117          85,341         99,564        113,787
       350,000 *            50,171         66,895       83,619         100,342        117,066        133,790   *
       400,000 *            57,672         76,896       96,120         115,344        134,568  *     153,792   *
       450,000 *            65,173         86,897      108,621         130,346  *     152,070  *     173,794   *
       500,000 *            72,674         96,898      121,123         145,347  *     169,572  *     193,796   *
       550,000 *            80,174        106,899      133,624  *      160,349  *     187,074  *     213,798   *

-------------------

              * Under existing federal laws, earnings used to calculate benefits under the Retirement Plan may not exceed $160,000 for 1997 and 1998. Also, annual benefits under the Retirement Plan may not exceed $125,000 for 1997 and $130,000 for 1998, regardless of the benefit amount otherwise produced by the Retirement Plan formula. These limits are subject to future adjustments for cost of living increases. Annual benefits in the above table do not reflect either of these limits, and are in addition to any amounts payable from Social Security.
-------------------

         The years of service accrued to the Named Executive Officers are as follows:

                      Employee               Years of Service Accrued as of 12/31/97
                      --------               ---------------------------------------
                  John E. Slater, Jr.                       41
                  Dennis L. Fink                             5
                  M. Tony Wilkerson                         21
                  Clarence H. Smith                         24
                  Rawson Haverty, Jr.                       14

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

         On November 3, 1995, the Board of Directors adopted a non-qualified Supplemental Executive Retirement Plan (the "Plan"), effective January 1, 1996, for the benefit of those employees whose retirement benefits would otherwise be reduced by the limitation imposed by federal pension law and I.R.S. regulations on the amount of compensation that may be taken into account in computing benefits under a defined benefit retirement plan. Federal pension law and I.R.S. regulations currently prohibit providing benefits on annual compensation above $160,000 for 1997 and 1998. Under the provisions of the 1996 Supplemental Plan, participation in the Plan will be automatic for any employee who has pay that cannot be included in computing benefits under the Company's defined benefit Retirement Plan because it exceeds the I.R.S. limit; however, the total amount of annual retirement benefits that may be paid to an eligible participant in the Plan from all sources (Retirement Plan, Social Security and the 1996 Supplemental Plan) may not exceed $125,000. [See "Retirement Plan" (p. 13) for information on the amount of benefits which the Named Executive Officers are eligible to receive upon retirement.]

AGREEMENTS WITH EXECUTIVES REGARDING CHANGE IN CONTROL

         On February 7, 1997, the Board of Directors approved an agreement (the "Agreement" or "Agreements") between the Company and certain executive officers of the Company, including each of the Named Executive Officers. These Agreements provide for certain cash payments and continuation of benefits in the event of a Change in Control or Potential Change in Control of the Company, as defined in the Agreement. Generally, a "Change in Control" shall be deemed to have occurred if (i) any person becomes a beneficial owner of 20% or more of the combined voting power of the Company's outstanding securities (other than Rawson Haverty, Mrs. Betty Haverty Smith, Clarence H. Ridley, John Rhodes Haverty, M.D., and Frank S. McGaughey, Jr., and their spouses, lineal descendants, heirs, administrators or representatives), or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new director approved by two-thirds of the directors then in office cease for any reason to constitute a majority of the Board of Directors, or (iii) the stockholders of the Company approve a merger or statutory share exchange with any other corporation (other than a transaction which results in the Company's outstanding voting securities prior thereto continuing to represent at least 75% of the combined voting power of the Company's outstanding securities, or a transaction in which no person acquires more than 50% of the combined voting power of the Company's outstanding securities), or (iv) the shareholders of the Company approve a plan of complete liquidation or an agreement for the sale or disposition of all or substantially all of the Company's assets. Messrs. John E. Slater, Jr., Dennis L. Fink, M. Tony Wilkerson and Clarence H.
Smith have entered into agreements providing for the following:

         Upon termination of the Executive's employment following a Change in Control and during the term of the Agreement, unless termination is for cause, by reason of death, disability or retirement, or by the Executive without "Good Reason" as defined in the Agreement, or if termination occurs prior to a Change in Control but following a Potential Change in Control in which the Company has entered into an agreement the consummation of which will constitute a Change in Control, the Company will:

         (a) pay to the Executive a lump sum severance payment in cash equal to the sum of (1) the higher of two times the Executive's annual base salary in effect immediately prior to the event upon which the notice of termination is based or two times the average of the Executive's annual base salary for the three years immediately prior to the event upon which the notice of termination is based, and (2) the higher of two times the amount paid to the Executive as an annual discretionary bonus in the year preceding the year in which the date of termination occurs or two times the average amount paid in the three years preceding that in which the date of termination occurs;

         (b) pay to the Executive a lump sum amount in cash equal to the sum of any annual discretionary bonus which has been allocated or awarded to the Executive for a completed fiscal year preceding the date of termination but has not yet been paid and a pro rata portion of an annual discretionary bonus for the fiscal year in which the date of termination occurs (based upon the discretionary bonus paid or awarded in the most recently completed fiscal year);

         (c) at the option of the Executive, repurchase all options held by the Executive for a lump sum amount in cash equal to the product of the spread (the value of one share of stock less the per share exercise price) times the number of shares covered by each option. The value of the stock for purposes of determining the spread shall be the higher of the current market value per share or the highest per share price paid for shares within the six months preceding or after any Change in Control;

         (d) for 24 months after the date of termination, arrange to provide the Executive with life, disability, accident and health insurance benefits substantially similar to those which the Executive is receiving immediately prior to the notice of termination.

         In addition, following a Change in Control and during the term of the Agreement, during any period that the Executive fails to perform full-time duties as a result of incapacity due to physical or mental illness, the Company will pay the Executive's full salary together with all compensation and benefits payable to the Executive until the Executive's employment is terminated by the Company for disability. If the Executive's employment is terminated for any reason following a Change in Control and during the term of the Agreement, the Company will pay the Executive's full salary through the date of termination together with all compensation and benefits payable through the date of termination, and will pay the Executive's normal post-termination compensation and benefits as such payments become due in accordance with the Company's retirement, insurance and other compensation or benefit plans or programs.

         Rawson Haverty, Jr., has also entered into an Agreement with the Company on identical terms and conditions described above, except that the severance payments with respect to annual base salary and bonus shall be with respect to one year's base salary and one year's annual bonus (or the average of the annual salary and the annual bonus over the previous three years, whichever is higher) as opposed to twice such amounts, and post-termination insurance benefits shall be provided for 12 months after termination as opposed to 24 months.

         The Company may reduce payments under any Agreement in accordance with provisions of the Agreement in order to insure that the total payments to an Executive will be deductible pursuant to Section 280G of the Internal Revenue Code of 1986, as amended. The term of each Agreement commenced on January 1, 1997, and will continue in effect through December 31, 1997, renewing on January 1, 1998, and each January 1 thereafter for a period of one year unless earlier terminated under the Agreement or in the event a Change of Control occurs prior to such January 1. If a Change in Control occurs during the term of the Agreement, the Agreement will continue in effect for a period of not less than 36 months beyond the month in which the Change in Control occurred.

COMPENSATION OF DIRECTORS

         Annual retainer fees to directors, paid semi-annually each year on May 1 and November 1, total $3,000 for employee directors and $15,000 for non-employee directors. Pursuant to the Directors' Compensation Plan adopted by the Board of Directors and approved by stockholders in 1996, the semi-annual portion of the annual retainer fee to be paid on May 1 each year shall be paid in shares of the Company's $1 par value Common Stock equal to the fair market value of such stock at the close of the market on that day. At the election of the director, the remaining portion of the annual retainer fee may be paid in shares of Common Stock. In addition to the annual retainer, each non-employee director receives a fee of $600 for attendance at each Board meeting and each meeting of a Board committee on which he serves, except that a non-employee director who serves as chairman of a Board committee receives $700 for attendance at each meeting of the committee which he chairs.

         The Company maintains a Directors' Deferred Compensation Plan that permits all directors who choose participation in the Plan to defer to a future date receipt of payment of retainer fees and/or meeting fees (meeting fees being applicable only to non-employee directors) which would otherwise be paid in cash or in shares of Common Stock for their services as directors and members of committees of the Board of Directors. Under the Plan, such deferred fees (to be accrued in a director's account in the form of an equivalent number of shares of Common Stock and/or cash), plus accrued interest (at a rate determined annually by the Executive Committee in accordance with the Plan), shall be distributed in the future to a director in one lump sum or in no more than ten equal annual installments on the date or dates that had been pre-determined and elected by such director upon his initial election to participate in the Plan, or in accordance with the terms of the Plan. Five directors will participate in the Plan in 1998.

         Pursuant to an automatic grant provision under the Company's 1993 Non-Qualified Stock Option Plan, the Plan authorizes that each non-employee director of the Company be granted, on a pre-determined date annually, an option to purchase 3,000 shares of Common Stock at an exercise price equal to 100% of the fair market value of such stock on the date of grant. On October 31, 1997, options were granted to the then eight non-employee directors of the Company covering an aggregate of 24,000 shares of Common Stock at an exercise price per share of $13.00. Such options were granted to John T. Glover, John Rhodes Haverty, M.D., L. Phillip Humann, Lynn H. Johnston, Frank S. McGaughey, III, William A. Parker, Jr., Clarence H. Ridley and Robert R. Woodson.

ADDITIONAL INFORMATION WITH RESPECT TO COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

         Although the Company does not have a Compensation Committee of the Board of Directors, the Executive Committee has performed the function of determining executive officer compensation. During the fiscal year ended December 31, 1997, the Executive Committee was comprised of five members: Rawson Haverty, Chairman of the Board; John E. Slater, Jr., President and Chief Executive Officer, Clarence H. Ridley, John Rhodes Haverty, M.D., and L. Phillip Humann.

         L. Phillip Humann, a director of the Company and a member of the Executive Committee of the Board of Directors, is Chairman of the Board of Directors and Chief Executive Officer of SunTrust Banks, Inc. SunTrust Banks, Inc. and its subsidiaries provide commercial banking, trust and transfer agent services to the Company on terms comparable to other customers similarly situated. As of December 31, 1997, the Company's indebtedness to SunTrust Banks, Inc. totaled $36.5 million.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         See "Additional Information with Respect to Compensation Committee Interlocks and Insider Participation in Compensation Decisions" above, which describes certain business relationships between the Company and certain of its directors.

         Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Report of Executive Committee on Executive Compensation and the Stockholder Return Performance Graph shall not be incorporated by reference into any such filings.


             REPORT OF EXECUTIVE COMMITTEE ON EXECUTIVE COMPENSATION

         The Company has no standing compensation committee; however, the Executive Committee of the Board of Directors determines salary and bonus arrangements for all executive officers of the Company, including the Chief Executive Officer. The Executive Committee is composed of Rawson Haverty, Chairman of the Board, John E. Slater, Jr., President and Chief Executive Officer, Clarence H. Ridley, John Rhodes Haverty, M.D., and L. Phillip Humann.

         Compensation of market area and regional managers consists of a base salary, which is related to the size of the metropolitan market managed, plus a bonus based on a pre-set formula related to annual profits produced in such area or region. Compensation of other officers, including executive officers and department heads (approximately 25 persons, including the five most highly compensated officers), consists of a base salary, which is related to the duties and responsibilities of the position, plus a bonus related to the profits of the Company and assessment of individual contribution. Bonuses are determined subjectively by the Executive Committee.

         Based on profits before bonuses, LIFO provision and income taxes ("corporate profits"), a pool is created for payment of executive and key-person bonuses. Determination of actual executive and key-person bonuses is made only after all area and regional manager bonuses have been computed. Total bonuses earned and paid for fiscal year 1997 to 76 individuals amounted to $2,600,000, an increase of $96,000, or 3.8%, as compared to the 1996 bonuses. Of this amount, 29.4% was paid to the five officers holding the five most highly compensated positions during fiscal year 1997.

         The Chief Executive Officer's compensation, as well as that of the other officers, is comprised of a base salary which is directly related to the responsibilities of the position and a bonus which is related primarily to the Company's performance. The principal burden of corporate management decisions is carried by a Management Committee that is appointed by the Chief Executive Officer and which is currently comprised of those officers holding the positions of Chief Executive Officer, Chief Financial Officer, Senior Vice President of Marketing, Senior Vice President and General Manager, Stores, and Vice President of the Real Estate and Insurance Divisions, with the Chairman of the Board serving in an advisory capacity; however, the Chief Executive Officer bears final responsibility for such management decisions. Thus, the officers serving as the Management Committee participate more heavily in the division of bonus awards.

         Traditionally, the compensation of the Chief Executive Officer and other executive officers has increased or decreased in relation to the profitability of the Company, as well as its market position and in light of competitive compensation levels. Bonuses are based on corporate profits.

         In 1995, corporate profits decreased 2.8% from the prior year, and actual net income of the Company also decreased 2.8%; while actual total bonuses paid decreased 4.2% compared to the prior year. In 1996, corporate profits decreased 1.6% from the prior year and net income of the Company increased .5%; while actual total bonuses paid increased 2.6% compared to the prior year. In 1997, corporate profits increased 7.9% from the prior year, and actual net income of the Company increased 9.3%, as compared to an overall increase in bonuses of 3.8%.

         Based upon a review of available information on public companies reporting comparable amounts of annual gross revenues, the Executive Committee believes that the cash compensation (salary and bonus) paid to the Chief Executive Officer of the Company is comparable to the compensation of chief executive officers of other such companies.

         The Company has been in business for 113 years. Throughout its long history it has maintained employee compensation programs designed to encourage its employees to become owners of the business in which they are employed. Stock options for officers and other key employees are awarded in the discretion of the Stock Option Committee of the Board of Directors, which is comprised of non-employee directors. A non-qualified stock option plan is in place for non-employee directors, and in 1992, an employee stock purchase plan was established for all eligible employees. As a result of this long established policy, a substantial number of shares of Company Common Stock and Class A Common Stock are held by those currently employed in the business and by former Haverty Furniture Companies, Inc., employees.

         It is the Company's intention that the compensation to be paid to its executive officers will not exceed the present maximum allowable amount for purposes of deductibility set forth in the Internal Revenue Code.


                     Executive Committee, Board of Directors


         Rawson Haverty, Chairman     John E. Slater, Jr., President and C.E.O.

     Clarence H. Ridley    John Rhodes Haverty, M.D.         L. Phillip Humann

                      STOCKHOLDER RETURN PERFORMANCE GRAPH

         Set forth below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on the Company's Common Stock and Class A Common Stock against the cumulative total return of the Nasdaq Home Furnishings Stores Index and the Nasdaq U.S. Companies Index for the period of five years commencing December 31, 1992, and ending December 31, 1997.

         The Nasdaq Home Furnishings Stores Index includes the 30 active Nasdaq U.S. issues as of December 31, 1997, which carry the Standard Industrial Classification (SIC) Code of 5700-5799, defined as home furniture, furnishings and equipment stores.

         The graph below assumes that the value of the investment in the Company's Common Stock or Class A Common Stock and each index was $100 on December 31, 1992, and that all dividends were reinvested.


                   COMPARISON OF FIVE YEAR TOTAL RETURN AMONG
                        HAVERTY FURNITURE COMPANIES, INC.
                       NASDAQ HOME FURNISHINGS STORES AND
                          NASDAQ U.S. COMPANIES INDICES

$100 Value                                              1992       1993      1994       1995       1996     1997
----------------------------------------------------------------------------------------------------------------

Haverty Furniture Companies, Inc. - Common Stock       $100.00   $151.7     $106.1     $128.5     $108.1   $131.5
Haverty Furniture Companies, Inc. - Class A Common      100.00    164.5      104.3      139.1      122.1    136.1
Nasdaq (SIC Code 57) Home Furnishings Stores Index      100.00     97.2       73.9       58.9       50.5     60.4
Nasdaq U.S. Companies Index                             100.00    137.1      118.4      100.7      111.3    190.4



Annual Return                                           1992       1993      1994       1995       1996     1997
----------------------------------------------------------------------------------------------------------------

Haverty Furniture Companies, Inc. - Common Stock         N/A        52%       -30%        21%      -16%       22%
Haverty Furniture Companies, Inc. - Class A Common       N/A        65%       -37%        33%      -12%       11%
Nasdaq (SIC Code 57) Home Furnishings Stores Index       N/A        -3%       -24%       -20%      -14%       20%
Nasdaq U.S. Companies, Index                             N/A        37%       -14%       -15%       11%       71%

             PROPOSAL 3 - ADOPT THE COMPANY'S 1998 STOCK OPTION PLAN

GENERAL

         On December 18, 1997, the Stock Option Committee of the Board of Directors of the Company adopted the 1998 Stock Option Plan (the "1998 Plan") subject to ratification by the Board of Directors and stockholder approval. The 1998 Plan, which was ratified by the Board of Directors on February 6, 1998, is primarily for the benefit of eligible officers, directors and key employees of the Company. The 1998 Plan provides for the grant of both incentive and non-qualified stock options. The purpose of the 1998 Plan is to encourage and enable eligible directors, officers and key employees of the Company and its subsidiaries to acquire proprietary interests in the Company and its subsidiaries through the ownership of Common Stock of the Company and to attract and retain persons of ability, motivate and reward good performance and encourage directors, officers and key employees to continue to exert their best efforts on behalf of the Company and its subsidiaries.

         As of March 6, 1998, there remained an aggregate of 30,848 shares available under the existing 1993 Non-Qualified Plan and 1988 Incentive Plan to be granted under such plans, and those plans will expire by their terms in 1998. The Board of Directors believes it is in the best interests of the Company and its stockholders to approve the Plan. A copy of the 1998 Plan is attached hereto as Exhibit A and incorporated herein by reference.

         The 1998 Plan provides for the grant of options for purchase by optionees of up to an aggregate of 1,000,000 shares of the Company's $1.00 par value Common Stock ("Common Stock"). Under the terms of the 1998 Plan, the Board of Directors or a committee of the Board of Directors (the "Committee") may grant options to purchase shares of Common Stock to officers, directors and employees of the Company or of a subsidiary of the Company, and to certain consultants and advisors to the Company.

         On December 18, 1997, the Company granted options (contingent upon stockholder approval) to purchase shares of Common Stock pursuant to the 1998 Plan as follows: (i) each Named Executive Officer: 0 shares; (ii) all current executive officers as a group: 18,000 shares; (iii) all current directors who are not executive officers as a group: 0 shares; (iv) each nominee for election as a director: 0 shares; and (v) all employees, including all current officers who are not executive officers, as a group: 222,000 shares. See "Executive Compensation."

         The 1998 Plan must be approved by a majority of all votes present or represented in person or by proxy at the Annual Meeting and entitled to vote on this matter. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE 1998 Stock Option Plan.

DESCRIPTION OF 1998 PLAN

         Effective Date. The effective date of the 1998 Plan is December 18, 1997. The 1998 Plan shall remain in effect until all shares subject to or which may become subject to the 1998 Plan shall have been purchased pursuant to options granted under the 1998 Plan, provided that options under the 1998 Plan must be granted within ten (10) years from the effective date.

         Shares Subject to the 1998 Plan. The shares of the Company's Common Stock available for issuance under the 1998 Plan may, at the election of the Board of Directors, be either treasury shares or shares originally issued for such purpose. The maximum number of shares which shall be reserved and made available for sale under the 1998 Plan shall be 1,000,000 shares of Common Stock. Any shares subject to an option which for any reason expires or is terminated may again be subject to an option under the 1998 Plan.

         Persons Eligible to Participate in the 1998 Plan. Under the 1998 Plan, options may be granted only to officers, directors and key employees of the Company or its subsidiaries, and certain consultants and advisors to the Company. There are currently approximately 150 employees (including eight executive officers and 11 non-executive officers) eligible to participate in the 1998 Plan, as well as six non-employee directors.

         Automatic Stock Option Grants. Pursuant to the 1998 Plan, on the last business day of October of each year during the term of the 1998 Plan, each then non-employee director (currently six persons) will be automatically granted an option to purchase 3,000 shares of Common Stock (currently, an aggregate of 18,000 shares) at an option exercise price equal to 100% of the Market Price of such stock on the date of grant. All other awards under the 1998 Plan shall be made in the discretion of the Board of Directors or the Committee, and are not presently determinable.

         The following table indicates certain stock options which were awarded in December 1997 (subject to stockholder approval) to each of the following individuals and groups under the 1998 Plan.


                                NEW PLAN BENEFITS

                             1998 STOCK OPTION PLAN

                                                                                Number of
                    Name and Position                 Dollar Value ($)(1)        Options
         ---------------------------------------      ------------------        ---------

         Each Named Executive Officer                        -                         0

         Executive Officer Group                             -                    18,000

         (Non-Executive Officer) Director Group              -                         0

         Non-Executive Officer - Employee Group              -                   222,000

---------------

         (1) Options granted to the persons indicated in the table were granted at an exercise price of $13.875 per share, which was equal to 100% of the Market Price on the date of grant of the option.

         Administration of the 1998 Plan. The 1998 Plan shall be administered by the Board of Directors or by the Committee. Each member of the Committee shall be a "Non-Employee Director" as such term is defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended, or any successor regulation. Subject to the provisions of the 1998 Plan, the Board of Directors or the Committee has the authority to determine the persons to whom options shall be granted and to determine exercise prices, vesting requirements, the term of and the number of shares covered by each option.

         Exercise Price, Terms of Exercise and Payment for Shares. Each option granted under the 1998 Plan will be represented by an Option Agreement which shall set forth the terms particular to that option, including the number of shares covered by the option, the exercise price, the term of the option and any vesting requirements.

         The exercise price of options granted under the 1998 Plan will be determined by the Committee, but in no event shall such exercise price be less than 100% of the Market Price of the Common Stock on the date of grant of the option in the case of qualified incentive stock options, or less than 75% of the Market Price in the case of non-qualified stock options. The term "Market Price" is defined in the 1998 Plan to be the closing per share price for the Company's shares of Common Stock as reported by the NASDAQ National Market System (or other national quotation service). If the Company's Common Stock is registered on a national securities exchange, then the Market Price shall mean the closing price of the Company's Common Stock on such national securities exchange. If the Company's Common Stock is not traded in the organized markets, then the price shall be the fair market value of the Common Stock as determined in good faith by the Board of Directors or the Committee. As of March 6, 1998, the Market Price of the Company's Common Stock was $18.438, and the value of all shares reserved and available for issuance under the 1998 Plan was approximately $18.5 million.

         Options may be exercised in whole or in part by the optionee, but in no event later than ten (10) years from the date of the grant. Any incentive stock option granted under the 1998 Plan to an individual who owns more than 10% of the total combined voting power of all classes of stock of the Company or a subsidiary may not be purchased at a price less than 110% of the market price on the day the option is granted, and no such option may be exercised more than five (5) years from the date of grant. The purchase price for the shares shall be paid in cash or shares of Common Stock of the Company, or a combination of both. Upon payment, the Company will deliver stock certificates for such shares to the optionee.

         Termination of Service. In the event that a holder of an option granted under the 1998 Plan ceases to be an employee of the Company or any subsidiary of the Company for any reason other than (i) termination for "cause" or (ii) death or total and permanent disability, any option or unexercised portion thereof, which is otherwise exercisable on the date of such termination, shall expire three (3) months from the date of such termination, but in no event after the option term. Any options which are not exercisable on the date of such termination shall immediately terminate.

         In the event that an optionee ceases to be an employee of the Company or any subsidiary as a result of termination for "cause," any option or unexercised portion thereof, whether or not exercisable on the date of termination shall expire as of the date of termination of employment. In the event that an optionee voluntarily leaves the employment of the Company or any subsidiary and thereafter becomes employed by a business that is competitive with the business of the Company or any subsidiary, any option or unexercised portion thereof which was otherwise exercisable on the date of termination of employment shall expire as of the date of termination of employment with the Company or such subsidiary.

         Upon the death or total and permanent disability of the holder of an option, any option or unexercised portion thereof which was otherwise exercisable shall expire within one year of the date of such death or disability, but in no event after the option term. Any options which were not exercisable on the date of such death or disability shall become immediately exercisable for a period of one year, but in no event after the option term.

         Options granted under the 1998 Plan are exercisable during the lifetime of the optionee only by the optionee. All options granted under the 1998 Plan are non-transferable except by will or under the laws of descent and distribution.

         Reorganization and Recapitalization. In case the Company is merged or consolidated with another corporation and the Company is not the survivor, or in case the Company is acquired by another corporation, or in case of a separation, reorganization, recapitalization or liquidation of the Company, the Board of Directors of the Company shall either make appropriate provision for the protection of any outstanding options, including without limitation the substitution of appropriate stock of the Company or of the merged, consolidated or otherwise reorganized corporation which will be issuable in respect of the shares of the Common Stock of the Company, or upon written notice to the optionee, provide that the option must be exercised within 60 days or it will be terminated.

         In the event that dividends are payable in Common Stock of the Company or in the event there are splits, subdivisions or combinations of shares of Common Stock of the Company, the number of shares available under the 1998 Plan will be increased or decreased proportionately, as the case may be, and the number of shares deliverable upon the exercise thereafter of any option theretofore granted will be increased or decreased proportionately, as the case may be, as determined to be proper by the Board of Directors or the Committee.

         Limitation of Number of Shares That May be Purchased. For incentive stock options granted under the 1998 Plan, the aggregate fair market value (determined at the time the option was granted) of the shares with respect to which incentive stock options are exercisable for the first time by an optionee during any calendar year shall not exceed $100,000.

         Amendment and Termination of the 1998 Plan. With respect to any shares of stock at the time not subject to options, the Board of Directors may at any time and from time to time, terminate, modify or amend the 1998 Plan in any respect, except that no such modification or amendment shall be made absent the approval of the stockholders of the Company which would: (i) increase the maximum number of shares for which options may be granted under the 1998 Plan, or (ii) change the class of employees eligible for the grant of qualified incentive stock options.

         With the consent of the affected optionee, the Board of Directors or the Committee may amend outstanding option agreements in a manner consistent with the 1998 Plan.

FEDERAL INCOME TAX CONSEQUENCES

         Incentive Stock Options. All incentive stock options granted or to be granted under the 1998 Plan which are designated as incentive stock options are intended to be incentive stock options as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

         Under the provisions of Section 422 of the Code, neither the holder of an incentive stock option nor the Company will recognize income, gain, deduction or loss upon the grant or exercise of an incentive stock option. An optionee will be taxed only when the stock acquired upon exercise of his incentive stock option is sold or otherwise disposed of in a taxable transaction. If at the time of such sale or disposition the optionee has held the shares for the required holding period (two years from the date the option was granted and one year from the date of the transfer of the shares to the optionee), the optionee will recognize long-term capital gain or loss, as the case may be, based upon the difference between his exercise price and the net proceeds of the sale. However, if the optionee disposes of the shares before the end of such holding period, the optionee will recognize ordinary income on such disposition in an amount equal to the lesser of:

         (a)  gain on the sale or other disposition; or

         (b) the amount by which the fair market value of the shares on the date of exercise exceeded the option exercise price, with any excess gain being capital gain, long-term or short-term, depending on the holding period of the shares on the date of sale or other taxable disposition.

         The foregoing discussion and the reference to capital gain or loss treatment therein assume that the option shares are a capital asset in the hands of the optionee. A sale or other disposition which results in the recognition of ordinary income to the optionee will also result in a corresponding income tax deduction for the Company.

         The 1998 Plan permits an optionee to pay all or part of the purchase price for shares acquired pursuant to exercise of an incentive stock option by transferring to the Company other shares of the Company's Common Stock owned by the optionee. Section 422 of the Code provides that an option will continue to be treated as an incentive stock option even if an optionee exercises such incentive stock option with previously acquired stock of the corporation granting the option. Accordingly, except as noted below with respect to certain "statutory option stock," an optionee who exercises an incentive stock option in whole or in part by transferring to the Company shares of the Company's Common Stock will recognize no gain or loss upon such exercise.

         Section 424(c)(3) of the Code provides that if "statutory option stock" is transferred in connection with the exercise of an incentive stock option, and if the holding period requirements under Section 422(a)(1) of the Code are not met with respect to such statutory option stock before such transfer, then ordinary income will be recognized as a result of the transfer of statutory option stock. However, the incentive stock option stock acquired through the exchange of statutory option stock will still qualify for favorable tax treatment under Section 422 of the Code.

         Incentive stock options offer two principal tax benefits: (1) the possibility of recognizing a long-term capital gain rather than ordinary income to the extent of the excess of fair market value over the option price at the time of exercise, and (2) the deferral of recognition of gain until disposition of the stock acquired upon the exercise of the option.

         The Taxpayer Relief Act of 1997 (the "1997 Tax Act") made significant changes to individual capital gains tax rates. The 1997 Tax Act generally reduces the maximum tax rate for gains realized by individual taxpayers from the sale of capital assets held for more than eighteen months from 28% to 20% (18% if the property has been held for more than five years and is acquired and sold after the year 2000). For capital assets held for more than one year but no more than eighteen months, the maximum tax rate remains at 28%, as it was under prior law. In addition, taxpayers otherwise subject to the 15% rate bracket will be entitled to a 10% maximum tax rate on long-term capital gains (8% if the property has been held for more than five years and is sold after the year
2000). The new maximum tax rates for long-term capital gains will apply for purposes of both the regular income tax and the alternative minimum tax. However, the excess of the fair market value of shares acquired through the exercise of an incentive stock option over the exercise price is taken into account in computing an individual taxpayer's alternative minimum taxable income. Thus, the exercise of an incentive stock option could result in the imposition of an alternative minimum tax liability.

         In general, an option granted under the 1998 Plan which is designated as an incentive stock option will be taxed as described above. However, in some circumstances an option which is designated as an incentive stock option will be treated as a non-qualified stock option and the holder taxed accordingly. For example, a change in the terms of an option which gives the employee additional benefits may be treated as the grant of a new option. Unless all the criteria for treatment as an incentive stock option are met on the date the "new option" is considered granted (such as the requirement that the exercise price of the option be not less than the fair market of the stock as of the date of the grant), the option will be treated and taxed as a non-qualified stock option.

         Non-Qualified Stock Options. All options granted or to be granted under the 1998 Plan which do not qualify as incentive stock options are non-statutory options not entitled to special tax treatment under Section 422 of the Code.

         A participant in the 1998 Plan will recognize taxable income upon the grant of a non-qualified stock option only if such option has a readily ascertainable fair market value as of the date of the grant. In such a case, the recipient will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the option as of such date over the price, if any, paid for such option. No income would then be recognized on the exercise of the option, and when the shares obtained through the exercise of the option are disposed of in a taxable transaction, the resulting gain or loss would be capital gain or loss (assuming the shares are a capital asset in the hands of the optionee). However, under the applicable Treasury Regulations, the non-qualified stock options issued under the 1998 Plan will not have a readily ascertainable fair market value unless at the time such options are granted similar options of the Company are actively traded on an established market. The Company presently has no such actively traded options.

         Upon the exercise of a non-statutory option not having a readily ascertainable fair market value, the optionee recognizes ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the option exercise price for those shares. The Company is not entitled to an income tax deduction with respect to the grant of a non-statutory stock option or the sale of stock acquired pursuant thereto. The Company generally is permitted a deduction equal to the amount of ordinary income the optionee is required to recognize as a result of the exercise of a non-statutory stock option.

         The 1998 Plan permits the Committee to allow an optionee to pay all or part of the purchase price for shares acquired pursuant to an exercise of a non-statutory option by transferring to the Company other shares of the Company's Common stock owned by the optionee. If an optionee exchanges previously acquired Common Stock pursuant to the exercise of a non-qualified stock option, the Internal Revenue Service has ruled that the optionee will not be taxed on the unrealized appreciation of the shares surrendered in the exchange. In other words, the optionee is not taxed on the difference between his or her cost basis for the old shares and their fair market value on the date of the exchange, even though the previously acquired shares are valued at the current market price for purposes of paying all or part of the option price.

         Basis and Holding Period of Shares. In most cases, the basis in shares acquired upon exercise of a non-qualified option will be equal to the fair market value of the shares on the employee's income recognition date, and the holding period for determining gains and losses on a subsequent disposition of such shares will begin on such date. However, if shares of previously acquired stock are surrendered to pay the exercise price of an incentive stock option or a non-qualified stock option, the basis and holding period of the shares received in exchange therefor are determined differently. The basis of the shares surrendered to pay the exercise price becomes the basis of an equal number of new shares received upon the exercise of the option, and the holding period of the new shares will include the holding period of the shares surrendered to pay the exercise price (except for the purpose of meeting the holding period required by Section 422 of the Code). The remaining shares received upon the exercise of an incentive option will have a basis equal to any cash paid on the exercise and any gain recognized on the disposition of statutory option stock under Section 424(c)(3) of the Code. The remaining shares received upon the exercise of a non-qualified option will have a basis equal to the fair market value of such shares less any cash paid on the exercise (the amount included in the optionee's taxable income). The holding period for such remaining shares will begin on the date of receipt by the optionee.

         General. The 1998 Plan is not qualified under Section 401(a) of the Code and is not subject to the provisions of the Employee Retirement Income Security Act of 1974.

         The preceding discussion is based upon federal tax laws and regulations in effect on the date of this Proxy Statement, which are subject to change, and upon an interpretation of the statutory provisions of the Code, its legislative history and related income tax regulations. Furthermore, the foregoing is only a general discussion of the federal income tax consequences of the 1998 Plan and does not purport to be a complete description of all federal income tax aspects of the 1998 Plan. Option holders may also be subject to state and local taxes in connection with the grant or exercise of options granted under the 1998 Plan and the sale or other disposition of shares acquired upon exercise of the options. Each employee receiving a grant of options should consult with his or her personal tax advisor regarding federal, state and local consequences of participating in the 1998 Plan.

                              INDEPENDENT AUDITORS

         Ernst & Young were the independent auditors for the Company during the year ended December 31, 1997. The Company has been advised that no representative of Ernst & Young will be present at the Annual Meeting. Although the Board of Directors has not yet selected independent auditors for the Company for the fiscal year ended December 31, 1998, it is expected that Ernst & Young will be chosen.

           AVAILABILITY OF FORM 10-K AND ANNUAL REPORT TO STOCKHOLDERS

         The Company's Annual Report to Stockholders for the year ended December 31, 1997, which includes certain financial information about the Company, is being mailed together with this Proxy Statement to Stockholders. Additional copies of such Annual Report, along with copies of the Company's Annual Report on Form 10-K for the year ended December 31, 1997, as filed with the Securities and Exchange Commission (exclusive of documents incorporated by reference), are available without charge to stockholders upon written request to Investor Relations, Haverty Furniture Companies, Inc., 866 West Peachtree Street, N.W., Atlanta, Georgia 30308-1123. Certain information may also be obtained from the Company's website - www.havertys.com.

                            PROPOSALS OF STOCKHOLDERS

         Proposals of stockholders intended to be presented at the 1999 Annual Meeting of Stockholders of the Company must be received by the Secretary of the Company, P. O. Box 54678, Civic Center Station, Atlanta, Georgia 30308-0678, no later than November 20, 1998.


                                  OTHER MATTERS

         At the date hereof, there are no other matters management intends to present or has reason to believe others will present to the meeting. If other matters come before this meeting, those who shall act as proxies will vote in accordance with their judgment.


                                        By Order of the Board of Directors

                                        /s/ Jenny H. Parker

                                        Jenny H. Parker
                                        Vice President, Finance and
                                        Corporate Secretary



March 23, 1998
Atlanta, Georgia

                                    EXHIBIT A

                        HAVERTY FURNITURE COMPANIES, INC.
                             1998 STOCK OPTION PLAN
                        EFFECTIVE AS OF DECEMBER 18, 1997

                                   1. PURPOSE

        The primary purpose of the Haverty Furniture Companies, Inc. 1998 Stock Option Plan (the "Plan") is to encourage and enable eligible directors, officers and key employees of Haverty Furniture Companies, Inc. (the "Company") and its subsidiaries to acquire proprietary interests in the Company through the ownership of Common Stock of the Company. The Company believes that directors, officers and key employees who participate in the Plan will have a closer identification with the Company by virtue of their ability as shareholders to participate in the Company's growth and earnings. The Plan also is designed to provide motivation for participating directors, officers and key employees to remain in the employ of and to give greater effort on behalf of the Company. It is the intention of the Company that the Plan provide for the award of "incentive stock options" qualified under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and the regulations promulgated thereunder, as well as the award of non-qualified stock options. Accordingly, the provisions of the Plan related to incentive stock options shall be construed so as to extend and limit participation in a manner consistent with the requirements of Section 422 of the Code.

                                 2. DEFINITIONS

        The following words or terms shall have the following meanings:

        (a) "Agreement" shall mean a stock option agreement between the Company and an Eligible Employee, Eligible Participant or Non-Employee Director pursuant to the terms of this Plan.

        (b) "Board of Directors" shall mean the Board of Directors of the Company or the Executive Committee of such Board.

        (c) "Committee" shall mean the committee appointed by the Board of Directors to administer the Plan, if any, as set forth in Section 5 of the Plan.

        (d) "Company" shall mean Haverty Furniture Companies, Inc., a Maryland corporation.

        (e) "Eligible Employee(s)" shall mean key employees regularly employed by the Company or a Subsidiary (including officers, whether or not they are directors) as the Board of Directors or the Committee shall select from time to time.

        (f) "Eligible Participant(s)" shall mean directors, officers, key employees of the Company and its Subsidiaries, consultants, advisors and other persons who may not otherwise be eligible to receive Qualified Incentive Options pursuant to Section 8 of the Plan.

        (g) "Market Price" shall mean the closing price of the Company's Common Stock on the date in question, as quoted by the Nasdaq National Market System (or other nationally recognized quotation service). If the Company's Common Stock is not traded on the Nasdaq National Market but is registered on a national securities exchange, "Market Price" shall mean the closing sales price of the Company's Common Stock on such national securities exchange. If the Company's shares of Common Stock are not traded on a national securities exchange or through any other nationally recognized quotation service, then "Market Price" shall mean the fair market value of the Company's Common Stock as determined by the Board of Directors or the Committee, acting in good faith, under any method consistent with the Code, or Treasury Regulations thereunder, as the Board of Directors or the Committee shall in its discretion select and apply at the time of the grant of the option concerned. Subject to the foregoing, the Board of Directors or the Committee, in fixing the market price, shall have full authority and discretion and be fully protected in doing so.

        (h) For purposes of Section 10 herein, "Non-Employee Director(s)" shall mean a director of the Company who is not a regular salaried employee of the Company or one of its Subsidiaries.

        (i) "Optionee" shall mean an Eligible Employee, Eligible Participant or Non-Employee Director having a right to purchase Common Stock under an Agreement.

        (j) "Option(s)" shall mean the right or rights granted to Eligible Employees, Eligible Participants or Non-Employee Directors to purchase Common Stock under the Plan.

        (k) "Plan" shall mean this Haverty Furniture Companies, Inc. 1998 Stock Option Plan.

        (l) "Shares," "Stock," or "Common Stock" shall mean shares of the $1.00 par value common stock of the Company.

        (m) "Subsidiary" or "Subsidiaries" shall mean any corporation(s), if the Company owns or controls, directly or indirectly, more than a majority of the voting stock of such corporation(s).

        (n) "Ten Percent Owner" shall mean an individual who, at the time an Option is granted, owns directly or indirectly more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or a Subsidiary.

                                3. EFFECTIVE DATE

        The effective date of the Plan (the "Effective Date") shall be the date the Plan is adopted by the Committee (subject to ratification of the Board of Directors), or by the Board of Directors, or the date the Plan is approved by the shareholders of the Company, whichever is earliest. The Plan must be approved by the affirmative vote of not less than a majority of the shares present and voting at a meeting at which a quorum is present, which shareholder vote must be taken within twelve (12) months after the date the Plan is adopted by the Board of Directors. Such shareholder vote shall not alter the Effective Date of the Plan. In the event shareholder approval of the adoption of the Plan is not obtained within the aforesaid twelve (12) month period, then any Options granted in the intervening period shall be void.

                           4. SHARES RESERVED FOR PLAN

        The shares of the Company's Common Stock to be sold to Eligible Employees, Eligible Participants and Non-Employee Directors under the Plan may at the election of the Board of Directors be either treasury shares or Shares originally issued for such purpose. The maximum number of Shares which shall be reserved and made available for sale under the Plan shall be one million (1,000,000); provided, however, that such Shares shall be subject to the adjustments provided in Section 8(h). Any Shares subject to an Option which for any reason expires or is terminated unexercised may again be subject to an Option under the Plan.

                          5. ADMINISTRATION OF THE PLAN

        The Plan shall be administered by the Board of Directors or the Committee. The Committee shall be comprised of not less than two (2) members appointed by the Board of Directors of the Company from among its members, each of whom qualifies as a "Non-Employee Director" as such term is defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor regulation.

        Within the limitations described herein, the Board of Directors of the Company or the Committee shall administer the Plan, select the Eligible Employees and Eligible Participants to whom Options will be granted, determine the number of shares to be optioned to each Eligible Employee and Eligible Participant and interpret, construe and implement the provisions of the Plan. The Board of Directors or the Committee shall also determine the price to be paid for the Shares upon exercise of each Option, the period within which each Option may be exercised, and the terms and conditions of each Option granted pursuant to the Plan. The Board of Directors and Committee members shall be reimbursed for out-of-pocket expenses reasonably incurred in the administration of the Plan.

        If the Plan is administered by the Board of Directors, a majority of the members of the Board of Directors shall constitute a quorum, and the act of a majority of the members of the Board of Directors present at any meeting at which a quorum is present, or acts approved in writing by all members of the Board of Directors shall be the acts of the Board of Directors. If the Plan is administered by the Committee, a majority of the members of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all of the members of the Committee shall be the acts of the Committee.

                                 6. ELIGIBILITY

        Options granted pursuant to Section 8 shall be granted only to Eligible Employees. Options granted pursuant to Section 9 may be granted to Eligible Employees and to Eligible Participants. Options granted pursuant to Section 10 shall be granted only to Non-Employee Directors.

                             7. DURATION OF THE PLAN

        The Plan shall remain in effect until all Shares subject to or which may become subject to the Plan shall have been purchased pursuant to Options granted under the Plan; provided that Options under the
                                       A-3

Plan must be granted within ten (10) years from the Effective Date. The Plan shall expire on the tenth anniversary of the Effective Date.

                         8. QUALIFIED INCENTIVE OPTIONS

        It is intended that Options granted under this Section 8 shall be qualified incentive stock options under the provisions of Section 422 of the Code and the regulations thereunder or corresponding provisions of subsequent revenue laws and regulations in effect at the time such Options are granted. Such Options shall be evidenced by stock option agreements in such form and not inconsistent with this Plan as the Committee or the Board of Directors shall approve from time to time, which Agreements shall contain in substance the following terms and conditions:

        (a) Price. The purchase price for shares purchased upon exercise will be equal to 100% of the Market Price on the day the Option is granted; provided that the purchase price of stock deliverable upon the exercise of a qualified incentive stock option granted to a Ten Percent Owner under this Section 8 shall be not less than one hundred ten percent (110%) of the Market Price on the day the Option is granted, as determined by the Board of Directors or the Committee, but in no case less than the par value of such stock.

        (b) Number of Shares. The Agreement shall specify the number of Shares which the Optionee may purchase under such Option, as determined by the Board of Directors or the Committee.

        (c) Exercise of Options. The shares subject to the Option may be purchased in whole or in part by the Optionee in accordance with the terms of the Agreement from time to time after shareholder approval of the Plan, as determined by the Board of Directors or the Committee, but in no event later than ten (10) years from the date of grant of the Option. Notwithstanding the foregoing, Shares subject to an Option granted to a Ten Percent Owner under this
Section 8 may be purchased from time to time but in no event later than five (5) years from the date of grant of the Option.

        (d) Medium and Time of Payment. Stock purchased pursuant to an Agreement shall be paid for in full at the time of purchase. Payment of the purchase price shall be in cash or, in lieu of payment of all or part of the purchase price in cash, the Optionee may surrender to the Company shares of the common stock of the Company (including either $1.00 par value Common Stock or $1.00 par value Class A Common Stock) valued at the Market Price on the date of exercise of the Option in accordance with the terms of the Agreement. Upon receipt of payment, the Company shall, without transfer or issue tax, deliver to the Optionee (or other person entitled to exercise the Option) a certificate or certificates for such Shares.

        (e) Rights as a Shareholder. An Optionee shall have no rights as a shareholder with respect to any Shares covered by an Option until the date of issuance of the stock certificate to the Optionee for such Shares. Except as otherwise expressly provided in the Plan, no adjustments shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued.

        (f) Nonassignability of Option. No Option shall be assignable or transferable by the Optionee except by will or by the laws of descent and distribution. During the lifetime of the Optionee, the Option shall be exercisable only by him or her.

        (g) Effect of Termination of Employment or Death.

            (1) In the event that an Optionee during his or her lifetime ceases to be an employee of the Company or of any Subsidiary of the Company for any reason (including retirement) other than (A) termination for "cause" (defined in (g)(2) below), or (B) death or permanent and total disability, any Option or unexercised portion thereof which was otherwise exercisable on the date of termination of employment shall expire unless exercised within a period of three (3) months from the date on which the Optionee ceased to be an employee, but in no event after the term provided in the Optionee's Agreement. In the event that an Optionee ceases to be an employee of the Company or of any Subsidiary of the Company for any reason (including retirement) other than (A) termination for "cause" (defined in (g)(2) below), or (B) death or permanent and total disability prior to the time that an Option or portion thereof becomes exercisable, such Option or portion thereof which is not then exercisable shall terminate and be null and void. Whether authorized leave of absence for military or government service shall constitute termination of employment for the purpose of this Plan shall be determined by the Board of Directors or the Committee, which determination shall be final and conclusive.

            (2) In the event that an Optionee during his or her lifetime ceases to be an employee of the Company or of any Subsidiary of the Company as a result of termination for "cause," any Option or unexercised portion thereof, whether or not exercisable, on the date of termination of employment shall expire and be deemed cancelled on the date of termination of employment. For purposes of this Plan, termination for "cause" shall mean termination for any one of the following reasons:

                (A) failure to perform or substandard performance of the
            services required of Optionee as an employee;

                (B) gross negligence or willful misconduct of Optionee
            materially damaging to the business of the Company;

                (C) engaging in any activity prohibited by the Company's
            established employment policies; or

                (D) conviction of Optionee of a crime involving breach of trust or moral turpitude.

            (3) Notwithstanding the provisions contained in subparagraph (g)(1) above, in the event that an Optionee voluntarily leaves the employment of the Company or of any Subsidiary of the Company and thereafter becomes employed by, or engages directly or indirectly, in any capacity in, a business that is competitive with the business of the Company or any Subsidiary of the Company, any Option or unexcerised portion thereof which was otherwise exercisable on the date of termination of employment shall expire and shall be deemed cancelled as of the date of termination of employment of the Optionee with the Company or any Subsidiary of the Company.

            (4) In the event that an Optionee during his or her lifetime ceases to be an employee of the Company or any Subsidiary of the Company by reason of death or permanent and total disability, any Option or unexercised portion thereof which was otherwise exercisable on the date such Optionee ceased employment shall expire unless exercised within a period of one (1) year from the date on which the Optionee ceased to be an employee, but in no event after the term provided in the Optionee's Agreement. In the event that an Optionee during his or her lifetime ceases to be an employee of the Company or any Subsidiary of the Company by reason of death or permanent and total disability, any Option or portion thereof which was not exercisable on the date such Optionee ceased employment shall become immediately exercisable for a period of one (1) year from the date on which the Optionee ceased to be an employee, but in no event shall the exercise period extend past the term provided in the Optionee's Agreement.

        "Permanent and total disability" as used in this Plan shall be as defined in Section 22(e)(3) of the Code.

        In the event of the death of an Optionee, the Option shall be exercisable by his or her personal representatives, heirs or legatees, as provided herein.

        (h) Recapitalization. In the event that dividends are payable in Common Stock of the Company or in the event there are splits, subdivisions or combinations of shares of Common Stock of the Company, the number of Shares available under the Plan shall be increased or decreased proportionately, as the case may be, and the number and Option exercise price of Shares deliverable upon the exercise thereafter of any Option theretofore granted shall be increased or decreased proportionately, as the case may be, as determined to be proper and appropriate by the Board of Directors or the Committee.

        (i) Reorganization. In case the Company is merged or consolidated with another corporation and the Company is not the surviving corporation, or in case the property or stock of the Company is acquired by another corporation, or in case of a separation, reorganization, recapitalization or liquidation of the Company, the Board of Directors of the Company, or the Board of Directors of any corporation assuming the obligations of the Company hereunder, shall either (i) make appropriate provision for the protection of any outstanding Options by the substitution on an equitable basis of appropriate stock of the Company, or of the merged, consolidated or otherwise reorganized corporation which will be issuable in respect to the shares of Common Stock of the Company, provided only that the excess of the aggregate fair market value of the Shares subject to option immediately after such substitution over the purchase price thereof is not more than the excess of the aggregate fair market value of the Shares subject to option immediately before such substitution over the purchase price thereof, or (ii) upon written notice to the Optionee provide that the Option (including, in the discretion of the Board of Directors, any portion of such Option which is not then exercisable) must be exercised within sixty (60) days of the date of such notice or it will be terminated. If any adjustment under this Section 8(i) would create a fractional share of Stock or a right to acquire a fractional share, such shall be disregarded and the number of shares of Stock available under the Plan and the number of Shares covered under any Options previously granted pursuant to the Plan shall be the next lower number of shares of Stock, rounding all fractions downward.

An adjustment made under this Section 8(i) by the Board of Directors shall be conclusive and binding on all affected persons.

        Except as otherwise expressly provided in this Plan, the Optionee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class, or by reason of any dissolution, liquidation, merger, or consolidation or spin-off of assets or stock of another corporation; and any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or prices of shares of Common Stock subject to an Option.

        The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

        (j) Annual Limitation. The aggregate fair market value (determined at the time the Option is granted) of the shares with respect to which incentive stock options are exercisable for the first time by an Optionee during any calendar year (under all incentive stock option plans of the Company and its Subsidiaries) shall not exceed $100,000. Any excess over such amount shall be deemed to be related to and part of a non-qualified stock option granted pursuant to Section 9.

        (k) General Restriction. Each Option shall be subject to the requirement that if at any time the Board of Directors shall determine, in its reasonable discretion, that the listing, registration or qualification of the Shares subject to such Option upon any securities exchange or under any state or federal law, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option or the issue or purchase of Shares thereunder, such Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors. Alternatively, such Options shall be issued and exercisable only upon such terms and conditions and with such restrictions as shall be necessary or appropriate to effect exemption from such listing, registration, or other qualification requirement.

                            9. NON-QUALIFIED OPTIONS

        The Board of Directors or the Committee may grant to Eligible Employees or Eligible Participants Options under the Plan which are not qualified incentive stock options under the provisions of Section 422 of the Code. Such non-qualified options shall be evidenced by Agreements in such form and not inconsistent with this Plan as the Board of Directors or the Committee shall approve from time to time, which Agreements shall contain in substance the same terms and conditions as set forth in Section 8 hereof with respect to qualified incentive stock options; provided, however, that:

            (i) the limitations set forth in Sections 8(a) and 8(c) with respect to Ten Percent Owners shall not be applicable to non-qualified options granted to any Ten Percent Owner;

                (ii) the limitations set forth in Section 8(g) with respect to termination of employment or death shall not be applicable to non-qualified option grants, and any such limitations shall be determined on a case by case basis by the Board of Directors or the Committee at the time of the non-qualified option grant;


                (iii) the limitation set forth in Section 8(j) with respect to the annual limitation of incentive stock options shall not be applicable to non-qualified option grants; and

                (iv) non-qualified options may be granted at a purchase price equal to not less than 75% of the Market Price on the day the Option is granted.

                      10. OPTIONS TO NON-EMPLOYEE DIRECTORS

        This Section 10 of the Plan provides the following annual Option grants to Non-Employee Directors:

        (a) On the last business day of October of each year during the term of this Plan, each then Non-Employee Director of the Company shall be granted, without the necessity of action by the Board of Directors or the Committee, an Option to purchase 3,000 shares of Common Stock at an option exercise or purchase price equal to 100% of the Market Price of such Stock on the date of grant.

        (b) Options granted under this Section 10 shall be exercisable commencing on the date of grant or, with respect to any Option granted prior to stockholder approval of this Plan, upon the date of such stockholder approval, and thereafter until the earlier to occur of the following: the close of business on (i) the date which is the tenth anniversary of the date of grant;
(ii) the date which is the 90th day following the date upon which such Non-Employee Director ceases to be a director of the Company for any reason other than death or permanent and total disability; or (iii) the date which is the first anniversary of the date on which such Non-Employee Director ceases to be a director of the Company as a result of death or permanent and total disability.

        (c) In all other respects, Options granted to Non-Employee Directors hereunder shall contain in substance the same terms and conditions as set forth in Section 9 hereof with respect to non-qualified options. Non-Employee Directors shall also be eligible to receive Options under Section 9 of the Plan.

                            11. AMENDMENT OF THE PLAN

        The Plan may at any time or from time to time be terminated, modified or amended by the affirmative vote of not less than a majority of the shares present and voting thereon by the Company's shareholders at a meeting of the shareholders at which a quorum is present. The Board of Directors may at any time and from time to time modify or amend the Plan in any respect, except that without shareholder approval the Board of Directors may not (1) increase the maximum number of Shares for which Options may be granted under the Plan (other than increases due to changes in capitalization as referred to in Section 8(h) hereof), or (2) change the class of persons eligible for qualified incentive options. The termination or any modification or amendment of the Plan shall not, without the written consent of an Optionee, affect his or her rights under an Option or right previously granted to him or her. With the written consent of the Optionee affected, the Board of Directors or the Committee may amend outstanding option agreements in a manner not inconsistent with the Plan. Without employee consent, the Board of Directors may at any time and from time to time modify or amend outstanding option agreements in such respects as it shall deem necessary in order that incentive options granted hereunder shall comply with the appropriate provisions of the Code and regulations thereunder which are in effect from time to time respecting "Qualified Incentive Options." The Company's Board of Directors may also suspend the granting of Options pursuant to the Plan at any time and may terminate the Plan at any time; provided, however, no such suspension or termination shall modify or amend any Option granted before such suspension or termination unless (1) the affected participant consents in writing to such modification or amendment or (2) there is a dissolution or liquidation of the Company.

                               12. BINDING EFFECT

        All decisions of the Board of Directors or the Committee involving the implementation, administration or operation of the Plan or any offering under the Plan shall be binding on the Company and on all persons eligible or who become eligible to participate in the Plan.

                            13. APPLICATION OF FUNDS

        The proceeds received by the Company from the sale of Common Stock pursuant to Options exercised hereunder will be used for general corporate purposes.

                                                                        APPENDIX


PROXY - SOLICITED BY BOARD OF DIRECTORS HAVERTY FURNITURE COMPANIES, INC. 1998 ANNUAL MEETING OF STOCKHOLDERS

The undersigned stockholder(s) in HAVERTY FURNITURE COMPANIES, INC., hereby appoints and constitutes JENNY H. PARKER and DENNIS L. FINK, or either of them, to act as lawful attorney and proxy of the undersigned, with the power of substitution for and in the name, place and stead of the undersigned, to vote at the annual meeting of stockholders of the Company to be held on April 24, 1998 at the Harbor Court Hotel, 550 Light Street, Baltimore, Maryland 21202, at 11:00 A.M., or any adjournment thereof, for the following purposes and upon any other matters that may come before the meeting or any adjournment thereof, with all the powers the undersigned would possess if personally present, hereby revoking all previous proxies:

              1. To elect eight directors of the Company for terms of one year, and until their successors are elected and
 PROPOSAL 1   qualified:
TO BE VOTED      [ ] FOR all nominees listed (except as marked to the contrary)   [ ] WITHHOLD AUTHORITY to vote for all nominees
                                                                                      listed
 ON ONLY BY
 HOLDERS OF           Rawson Haverty        John E. Slater, Jr.  Rawson Haverty, Jr.  Frank S. McGaughey,
  CLASS A             Lynn H. Johnston      Clarence H. Ridley   Clarence H. Smith    III
COMMON STOCK                                                                          Fred J. Bates
              (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)
              ----------------------------
              2. To elect three directors of the Company for terms of one year, and until their successors are elected and
 PROPOSAL 2   qualified:
TO BE VOTED      [ ] FOR all nominees listed (except as marked to the contrary)   [ ] WITHHOLD AUTHORITY To vote for all nominees
                                                                                      listed
 ON ONLY BY
 HOLDERS OF        Robert R. Woodson        L. Phillip Humann    John T. Glover
COMMON STOCK
              (INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

              ---------------------------------------------------------------------------------------------------------------------
 PROPOSAL 3   3. To approve the 1998 Stock Option Plan, as set forth in the Proxy Statement as Exhibit A.
TO BE VOTED                    [ ] FOR       [ ] AGAINST       [ ] ABSTAIN
 ON BY ALL
STOCKHOLDERS
                                          (Continued and to be signed and dated on the reverse side)

PROXY - SOLICITED BY BOARD OF DIRECTORS     (Continued from other side)     1998
ANNUAL MEETING OF STOCKHOLDERS

              4. In their discretion, the Proxies are authorized to vote upon such other business as may properly be brought before the meeting or any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE ABOVE PROPOSALS. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2 AND 3.

                                                Please date and sign exactly as
                                                name(s) appears on reverse side.
                                                When signing as an attorney,
                                                administrator, trustee or
                                                guardian, please give full title
                                                as such. If a corporation,
                                                please sign in full corporate
                                                name by President or other
                                                authorized officer. If a
                                                partnership, please sign in
                                                partnership name by authorized
                                                person. For joint accounts, each
                                                joint owner should sign.

                                                --------------------------------
                                                Signature

                                                --------------------------------
                                                Signature

                                                Date
                                                    ----------------------------